UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 03, 2025

Fractyl Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41942	27-3553477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Van de Graaff Drive Suite 200
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 902-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GUTS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 3, 2025, Fractyl Health, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”). Of the 50,289,014, shares of the Company’s common stock outstanding as of the record date of August 6, 2025, 32,249,473 shares were represented at the Special Meeting, either by proxy or by attending the meeting, representing approximately 64.12% in voting power of the Company’s common stock outstanding and entitled to vote at the Special Meeting. The matters voted on at the Special Meeting, each of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 25, 2025, and the votes cast with respect to each such matter are set forth below:

1. Proposal 1 - The stockholders approved the issuance of shares of the Company’s common stock in accordance with Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder pursuant to the exercise of warrants sold in our financing transaction that closed on August 7, 2025.

Votes For	Votes Against	Abstentions
31,735,506	411,848	102,119

2. Proposal 2 – The stockholders approved an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.

Votes For	Votes Against	Abstentions
31,744,878	405,334	99,261

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fractyl Health, Inc.

Date:	October 3, 2025	By:	/s/ Harith Rajagopalan
Harith Rajagopalan, M.D., Ph.D. Co-Founder, Chief Executive Officer and Director (Principal Executive Officer)